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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 1997

                                 OMNICARE, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            1-8269                                    31-1001351
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    (Commission File Number)              (IRS Employer Identification No.)

      50 East RiverCenter Boulevard, Suite 1530, Covington, Kentucky 41011
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          (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (606) 655-1180
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Item 5. Other Events

    On August 6, 1997, Omnicare, Inc. issued the following press release:

         OMNICARE REACHES TENTATIVE SETTLEMENT IN PREVIOUSLY ANNOUNCED
             FEDERAL INVESTIGATION AT HOME PHARMACY SERVICES, INC.

     CINCINNATI, OHIO, AUGUST 6, 1997 . . . Omnicare, Inc. (NYSE:OCR) today announced that it has reached a tentative settlement, subject to final federal and State governmental approvals, with the U.S. Attorney's office in the Southern District of Illinois regarding the previously announced federal investigation of Home Pharmacy Services, Inc., the Company's wholly owned institutional pharmacy subsidiary in Belleville, Illinois.

         Accordingly, Omnicare will establish a reserve of $6.3 million for the estimated costs and legal and other expenses associated with resolving the investigation. The reserve will be recorded as a pretax charge to earnings in the quarter ending September 30, 1997. The settlement, when finalized, is not expected to result in any criminal charges against Home Pharmacy Services. Additionally, Home Pharmacy Services is expected to continue to participate in government reimbursement programs under the terms of the tentative settlement.

         As previously announced, in May 1996 the Company became aware of a government investigation of Home Pharmacy Services and certain individuals employed there at that time. Omnicare has been informed that Home Pharmacy Services is the sole focus of the investigation and that neither Omnicare nor any of its other operating units are targets of the inquiry. Omnicare continues to cooperate fully with the government investigation in an effort to bring the matter to a timely resolution.

     Home Pharmacy Services, which was acquired by Omnicare in 1992, has continued to provide complete pharmacy services to nursing facility residents in its market area without interruption. The pharmacy operation accounted for less than 3% of Omnicare's total sales and earnings in the second quarter of 1997.


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         For the six months ended June 30, 1997, Omnicare reported pretax income of $49.4 million and net income of $30.0 million (excluding acquisition expenses related to pooling-of-interests transactions) on revenues of $384.7 million. For the second quarter ended June 30, 1997, the Company reported pretax income of $25.8 million and net income of $15.7 million (excluding aforementioned acquisition-related expenses) on revenues of $203.1 million.

         Omnicare is a leading independent provider of professional pharmacy and related consulting services for long-term care facilities such as nursing homes, retirement centers and other institutional health care facilities. Omnicare currently provides pharmacy and related consulting services to approximately 361,400 residents in over 4,400 long-term care facilities.

         For more information on Omnicare, Inc. via the Internet, including a full menu of news releases, visit our Corporate News on The Net site at http://www.businesswire.com/cnn/ocr.htm

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      Omnicare, Inc.
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                                                      (Registrant)

Date: August 6, 1997                           By: /s/ David W. Froesel, Jr.
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                                                   David W. Froesel, Jr.
                                                   Senior Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial and
                                                    Accounting Officer)